As filed with the Securities and Exchange Commission on November
17, 1997.


                                       Registration No. 2-89094


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                     _______________________

                 POST-EFFECTIVE AMENDMENT NO. 2
                               TO
                            FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                       __________________

                           APL Limited
     (Exact name of registrant as specified in its charter)


          Delaware                                94-2911022
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)            Identification Number)

                          1111 Broadway
                        Oakland, CA  94607
     (Address, including zip code, of Registrant's principal
                       executive offices)
                     _______________________


                     APL Limited SMART Plan
       (formerly named American President Companies, Ltd.
  Profit-Sharing Thrift Plan for Salaried Shoreside Employees)
                    (Full title of the plan)

                        Timothy J. Rhein
                            President
                           APL Limited
                          1111 Broadway
                       Oakland, CA  94607
                          (510) 272-8000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

      The undersigned Registrant hereby removes and withdraws from registration all of the unsold shares of Common Stock, par value $.01 per share, registered under this Registration Statement, due to the acquisition of the Registrant by Neptune Orient Lines Limited on November 12, 1997.

                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on November 17, 1997.

                                   APL LIMITED


                                   By: /s/      Timothy J. Rhein
                                   Name:  Timothy J. Rhein
                                   Title: President